CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of 1290 Funds of our report dated December 18, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix 1, which appears in 1290 Funds’ Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Portfolio Holdings Disclosure Policy”, “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

February 24, 2026

Appendix 1

1290 Avantis U.S. Large Cap Growth Fund

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund